February 26, 2021

Guinness Atkinson Funds

225 South Lake Avenue, Suite 216

Pasadena, CA 91101

Re:	Registration Statement on Form N-14 as it relates to Guinness Atkinson Asia Pacific Dividend Builder Fund and Guinness Atkinson Dividend Builder Fund in connection with their respective reorganizations into SmartETFs Asia Pacific Dividend Builder ETF and SmartETFs Dividend Builder ETF

Ladies and Gentlemen:

We have acted as counsel to Guinness Atkinson Funds, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of the Trust’s Registration Statement on Form N-14 (File Nos. 033-75340; 811-08360) (the “Registration Statement”), registering shares of beneficial interest (“Shares”) in each of SmartETFs Asia Pacific Dividend Builder ETF and SmartETFs Dividend Builder ETF (each, a “Fund” or an “Acquiring Fund”), each, a series of the Trust, to be issued in connection with the reorganizations of the Guinness Atkinson Asia Pacific Dividend Builder Fund into the SmartETFs Asia Pacific Dividend Builder ETF, and the Guinness Atkinson Dividend Builder Fund into the SmartETFs Dividend Builder ETF, as described in the N-14 (each, a “Reorganization”) and pursuant to the Agreements and Plans of Reorganization entered into by the Trust on behalf of each of the Acquiring Funds and the respective Target Funds, in the form included in the Registration Statement (for each Fund, the “Agreement”). For purposes of this opinion, each of Guinness Atkinson Asia Pacific Dividend Builder Fund and Guinness Atkinson Dividend Builder Fund are a “Target Fund”.

Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated as of March 6, 1997, as amended by resolutions of the Trustees of the Trust, and including Schedule A of the Trust Instrument including as amended by resolutions of the Trustees of the Trust (and as so amended and in effect from time to time, the “Governing Instrument”).

For purposes of rendering this opinion, we have examined the Registration Statement, the Agreement, the Trust’s Certificate of Trust, the Trust’s Declaration of Trust, the Trust’s By-Laws, all as amended and currently effective, and the resolutions adopted by the Board of Trustees of the Trust, approving the Reorganizations and authorizing the Agreements and providing for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

ALEXANDRA ALBERSTADT ● PARTNER

11300 Tomahawk Creek Pkwy ● Ste. 310 ● Leawood, KS 66211 ● p: 332.333.1979

Practus, LLP ● Alexandra.Alberstadt@Practus.com ● Practus.com

Guinness Atkinson Funds

February 26, 2021

In rendering our opinion, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have not verified any of those assumptions.

We have also assumed for purposes of this opinion that (i) each Agreement will have been duly completed, executed and delivered by the parties thereto in the form approved by the Board of Trustees and included in the Registration Statement; (ii) any consents or approvals required, necessary or otherwise advisable for each Reorganization to be completed will have been received prior to the issuance of the Shares; (iii) the documents referred to herein that we examined in connection with rendering this opinion will not have been modified, amended, altered, withdrawn or revoked and will be in full force and effect on the date of issuance of the Shares; and (iv) there will not have been any changes in applicable law or any other facts or circumstances relating to each Reorganization as of the date of the issuance of the Shares.

Based upon and subject to the foregoing, we are of the opinion that, with respect to each Acquiring Fund, as of the date of this letter, the Shares being registered pursuant to the Registration Statement, when issued as contemplated by the Registration Statement and the Agreement and for the consideration as described in the Agreement, will be validly issued, fully paid, and non-assessable.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the “blue sky” securities laws of the State of Delaware or any other state.

To the extent that the Declaration of Trust or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We express no opinion as to any other matters other than as expressly set forth above and no other opinion is intended or may be inferred here from. The opinions expressed herein are given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Trust’s Registration Statement to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Shares, as indicated above, and to the reference to our firm, as counsel to the Trust, in the Trust’s Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Practus LLP

Practus LLP

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